BANTA CORPORATION                EXHIBIT 4 (a)
                              225 Main Street
                       Menasha, Wisconsin 54952-8003




                                                         As of May 12, 1994



The Prudential Insurance Company
  of America ("Prudential")
Each Prudential Affiliate (as hereinafter
  defined) which becomes bound by certain
  provisions of this Agreement as hereinafter
  provided (together with Prudential, the
  "Purchasers")
c/o Prudential Capital Group
Two Prudential Plaza
Suite 5600
Chicago, Illinois  60601


Gentlemen:

     The undersigned, Banta Corporation (herein called the
"Company"), hereby agrees with you as follows:

     1A. AUTHORIZATION OF ISSUE OF SERIES A NOTES. The Company will authorize the issue of its senior promissory notes (herein called the "Series A Notes") in the aggregate principal amount of $25,000,000, to be dated the date of issue thereof, to mature May 13, 2009, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 7.62% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and to be substantially in the form of Exhibit A-1 attached hereto. The terms "Series A Note" and "Series A Notes" as used herein shall include each Series A Note delivered pursuant to any provision of this Agreement and each Series A Note delivered in substitution or exchange for any such Series A Note pursuant to any such provision.

     1B. AUTHORIZATION OF ISSUE OF PRIVATE SHELF NOTES. The Company will authorize the issue of its additional senior promissory notes (herein called the "Private Shelf Notes") in the aggregate principal amount of $40,000,000, to be dated the date of issue thereof, to mature, in the case of each Note so issued, no less than five years and no more than twenty years after the date of original issuance thereof, to have a weighted average life of no more than fifteen years, to bear interest on the
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unpaid balance thereof from the date thereof at the rate per annum with respect to such Private Shelf Note, and to have such other particular terms, as shall be set forth in the Confirmation of Acceptance delivered pursuant to paragraph 2B(5), and to be substantially in the form of Exhibit A-2 attached hereto. The terms "Private Shelf Note" and "Private Shelf Notes" as used herein shall include each Private Shelf Note delivered pursuant to any provision of this Agreement and each Private Shelf Note delivered in substitution or exchange for any such Private Shelf Note pursuant to any such provision. The terms "Note" or "Notes" as used herein shall include each Series A Note and each Private Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates,
(iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, and (v) the same interest payment periods, are herein called a "Series" of Notes.

     2.   PURCHASE AND SALE OF NOTES.

     2A. Purchase and Sale of Series A Notes. The Company hereby agrees to sell to Prudential and, subject to the terms and conditions herein set forth, Prudential agrees to purchase from the Company $25,000,000 aggregate principal amount of Series A Notes at 100% of such aggregate principal amount. On May 12, 1994, or any other date prior to May 14, 1994 upon which the Company and Prudential may mutually agree (herein called the "Series A Closing Day"), the Company will deliver to Prudential at the offices of Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601, one or more Series A Notes registered in its name, evidencing the aggregate principal amount of Series A Notes to be purchased by Prudential and in the denomination or denominations specified with respect to Prudential in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account #112009499 at Firstar Bank Milwaukee, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53201, ABA Routing Number 075000022.

     2B.  Purchase and Sale of Private Shelf Notes.

     2B(1). Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Private Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Private Shelf Notes is herein called the "Facility". At any time, the aggregate principal amount of Private Shelf
Notes stated in paragraph 1B, minus the aggregate principal
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amount of Private Shelf Notes purchased and sold pursuant to this
Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time is herein called the "Available Facility Amount" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF PRIVATE SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE PRIVATE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF PRIVATE SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

     2B(2). Issuance Period. Private Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a notice stating that it elects to terminate the issuance and sale of Private Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Private Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "Issuance Period".

     2B(3). Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Private Shelf Notes (each such request being herein called a "Request for Purchase"). Each Request for Purchase shall be made to Prudential by telecopier and confirmed by nationwide overnight delivery service, and shall (i) specify the aggregate principal amount of Private Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made,
(ii) specify the principal amounts, final maturities and principal payment dates and amounts, (iii) specify the use of proceeds of such Private Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Private
Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 Business Days and not more than 25 Business Days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Private Shelf Notes are to be transferred on the Private Shelf Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase except to the extent of changes caused by the transactions herein contemplated and that there exists on the date of such Request for Purchase no Event of Default or Default, (vii) specify whether the fee to be
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due pursuant to paragraph 2B(8)(i) should be included in the rate quotes Prudential may provide pursuant to paragraph 2B(4) or will be paid separately by the Company on the Private Shelf Closing
Day for such purchase and sale, and (viii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

     2B(4). Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may provide (by telephone promptly thereafter confirmed by telecopier, in each case no earlier than 9:30 A.M. and no later than 1:30 P.M. New York City local time) interest rate quotes for the several principal amounts, maturities, prepayment schedules and interest payment periods of Private Shelf Notes specified in such Request for Purchase. Each quote pursuant to this paragraph 2B(4) shall represent the fixed interest rate per annum payable on the outstanding principal balance of such Private Shelf Notes until such balance shall have become due and payable, at which Prudential or a Prudential Affiliate would be willing to purchase such Private Shelf Notes at 100% of the principal amount thereof.

     2B(5). Acceptance. Within 30 minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 2B(4) or such shorter period as Prudential may specify to the Company (such period herein called the "Acceptance Window"), the Company may, subject to paragraph 2B(6), elect to accept such interest rate quotes. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window (but not earlier than 9:30 A.M. or later than 2:00 P.M., New York City local time) that the Company elects to accept such interest rate quotes, specifying the Private Shelf Note (each such Private Shelf Note being herein called an "Accepted Note") as to which such acceptance (herein called an "Acceptance") relates. The day the Company notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the "Acceptance Day" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Private Shelf Notes hereunder shall be made based on such expired interest rate quotes.
Subject to paragraph 2B(6) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a "Confirmation of Acceptance").
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     2B(6).  Market Disruption.  Notwithstanding the provisions of paragraph 2B(5), if Prudential shall have provided interest rate quotes pursuant to paragraph 2B(5) and thereafter, prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2B(5), there shall occur a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Private Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2B(6) are applicable with respect to such Acceptance.

     2B(7). Private Shelf Closing. Not later than 11:30 A.M. (New York City local time) on the Private Shelf Closing Day for any Accepted Notes, the Company will deliver to Prudential or the Prudential Affiliate listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601, the
Private Shelf Notes to be purchased by such Purchaser in the form of a single Accepted Note for the Accepted Notes which have exactly the same terms (or such greater number of Notes in authorized denominations as such Purchaser may request) dated the Private Shelf Closing Day and registered in such Purchaser's name, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Private Shelf Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Private Shelf Closing Day for such Accepted Notes as provided above in this paragraph 2B(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Private Shelf Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Private Shelf Closing Day notify such Purchaser in writing whether (x) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Private Shelf Closing Day (the "Rescheduled
Closing Day") and certify to such Purchaser that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2B(8)(ii) or (y) such closing is to be cancelled as provided in paragraph 2B(8)(iii). In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may
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at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Private Shelf Closing Day, notify the Company in writing that such closing is to be cancelled as provided in paragraph 2B(8)(iii).

     2B(8).  Fees.

     2B(8)(i) Facility Fee. The Company will pay to Prudential in immediately available funds a fee (herein called the "Facility Fee") on each Private Shelf Closing Day in an amount equal to the lesser of (a) $25,000 and (b) 0.15% of the aggregate principal amount of Notes sold on such Closing Day, unless the Company shall have requested pursuant to its Request for Purchase that such fee be included in the rate quotes Prudential may provide pursuant to paragraph 2B(4).

     2B(8)(ii) Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason (other than bad faith on the part of a Purchaser) beyond the original Private Shelf Closing Day for such Accepted Note, the Company will pay to Prudential (for the benefit of the Purchasers) on the last Business Day of each calendar month, commencing with the first such day to occur more than 30 days after the Acceptance Day for such Accepted Note and ending with the last such day to occur prior to the Cancellation Date or the actual closing date of such purchase and sale, and on the Cancellation Date or actual closing date of such purchase and sale (if such Cancellation Date or closing date occurs more than 30 days after the Acceptance Day for such Accepted Note), a fee (herein called the "Delayed Delivery Fee") calculated as follows:

                        (BEY - MMY) X DTS/360 X PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; "MMY" means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Notes having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the originally scheduled Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed
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Delivery Fee be less than zero.  Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Private Shelf Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(7).

     2B(8)(iii) Cancellation Fee. If the Company at any time notifies Prudential in writing that the Company is cancelling the closing of the purchase and sale of such Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2B(7) that the closing of the purchase and sale of such Accepted Note is to be cancelled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "Cancellation Date"), the Company will pay to Prudential (for the benefit of the Purchasers) in immediately available funds an amount (the "Cancellation Fee") calculated as follows:

                                  PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Note(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning ascribed to it in paragraph 2B(8)(ii). The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

     3. CONDITIONS OF CLOSING. Prudential's obligation to purchase the Series A Notes, and the obligation of any Purchaser to purchase any Private Shelf Notes, is subject in each case to the satisfaction, on or before the applicable Closing Day for such Notes, of the following conditions:

     3A(1).  Opinion of Company's Counsel.  On the Series A
Closing Day, Prudential shall have received from Ronald D.
Kneezel, general counsel of the Company, a favorable opinion satisfactory to Prudential and substantially in the form of Exhibit D-1 attached hereto. The Company hereby directs such counsel to deliver such opinion, and agrees that the issuance and
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sale of the Series A Notes will constitute a reconfirmation of such direction.

     3A(2). Opinion of Company's Counsel. On each Private Shelf Closing Day, such Purchaser shall have received from Ronald D. Kneezel, general counsel of the Company, or other counsel designated by the Company and acceptable to such Purchaser, a favorable opinion satisfactory to the Purchaser and substantially in the form of Exhibit D-2 attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs such counsel to deliver such opinion, and agrees that the issuance and sale of any Private Shelf Notes will constitute a reconfirmation of such direction.

     3B. Opinion of Purchaser's Special Counsel. Such Purchaser shall have received from James F. Evert, Assistant General Counsel of Prudential, or such other counsel who is acting as special counsel for it in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

     3C. Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 shall be true on and as of the applicable Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the applicable Closing Day no Default or Event of Default; and the Company shall have delivered to each Purchaser an Officer's Certificate, dated the applicable Closing Day, to both such effects.

     3D(1).  Structuring Fee.  On or before the Series A Closing
Day, the Company shall have paid to Prudential a structuring fee in the amount of $25,000.

     3D(2). Fees. On or before each Private Shelf Closing Day, the Company shall have paid to Prudential any fee required by paragraphs 2B(8)(i) and 2B(8)(ii).

     3E. Purchase Permitted By Applicable Laws. The purchase of and payment for the Notes to be purchased on the applicable
Closing Day on the terms and conditions herein provided
(including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation
(including, without limitation, section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal
Reserve System) and shall not subject any Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence
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as such Purchaser may request to establish compliance with this condition.

     3F. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to each Purchaser, and each Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

     4. PREPAYMENTS. The Notes shall be subject to prepayment with respect to the required prepayments specified in paragraphs
4A and 4B and also under the circumstances set forth in paragraph
4C.

     4A. Required Prepayments of Series A Notes. Until the Series A Notes shall be paid in full, the Company shall apply to the prepayment of the Series A Notes, without Yield-Maintenance Amount, the sum of $1,190,476.19 on May 13 and November 13 of each year, commencing May 13, 1999 and to and including November 13, 2008, and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any scheduled prepayment required by this paragraph 4A. The remaining unpaid principal amount of the Series A Notes, together with interest accrued thereon, shall become due on May 13, 2009.

     4B. Required Prepayment of Private Shelf Notes. Until each respective Series of Private Shelf Notes shall be paid in full, each respective Series of Private Shelf Notes shall be subject to such required prepayments, if any, as are set forth in such Series of Private Shelf Notes. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any prepayment as specified in each Series of Private Shelf Notes.

     4C. Optional Prepayment With Yield-Maintenance Amount. The Notes of each Series shall be subject to optional prepayment, in whole or in part, in increments of $100,000, and in a minimum amount of $5,000,000, at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of Notes pursuant to this paragraph 4C shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

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     4D.  Notice of Optional Prepayment.  The Company shall give notice to the holder of each Note of a Series irrevocable written notice of any optional prepayment to be made pursuant to paragraph 4C with respect to such Series not less than 10 Business Days prior to the prepayment date, specifying (i) such prepayment date, (ii) the aggregate principal amount of the Notes of such Series to be prepaid on such date, (iii) the principal amount of the Notes of such holder to be prepaid on that date, and (iv) stating that such optional prepayment is to be made pursuant to paragraph 4C. Notice of optional prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

     4E. Application of Prepayments. In the case of each prepayment pursuant to paragraphs 4A, 4B or 4C of less than the entire unpaid principal amount of all outstanding Notes of any Series, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4E only, all Notes of such Series prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A, 4B or 4C) according to the respective unpaid principal amounts thereof.

     4F. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A, 4B or 4C or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, any Notes unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each holder of Notes at the time outstanding upon the same terms and conditions. Any Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4E.

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     5.   AFFIRMATIVE COVENANTS.

     5A. Financial Statements. The Company covenants that it will deliver to each Significant Holder in triplicate:

          (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);

         (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s), and reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to scope of the audit and satisfactory in substance to the Required Holder(s); provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii);

        (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits), other than registration statements on Form S-8 or any successor form, and all reports which it files (exclusive of filings on Form 11-K or any successor form) with the
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     Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

         (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the financial statements or records of the Company or any Subsidiary; and

          (v) with reasonable promptness, such other financial data as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate (a) demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6C(1), 6C(2), 6C(3), 6C(4) and 6C(6), (b) setting forth the 60 consecutive day "clean down period" selected by the Company as contemplated by clause (ii) of the definition of "Funded Debt" appearing in paragraph 10B and (c) stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

     The Company also covenants that forthwith upon any Responsible Officer obtaining knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's
Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

     5B. Inspection of Property. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its

Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

     5C. Covenant to Secure Note Equally. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

     5D. Information Required by Rule 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5D, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

     5E. Compliance With Environmental Laws. The Company will, and will cause each of its Subsidiaries to, comply in a timely fashion with, or operate pursuant to valid waivers of the provisions of, all Environmental Laws, except where noncompliance would not adversely affect the business, condition (financial or other) or operations of the Company and its Subsidiaries taken as a whole.

     5F. Maintenance of Insurance. The Company covenants that it and each of its Subsidiaries will maintain insurance in such amounts and against such casualties, liabilities, risks, contingencies and hazards as is customarily maintained by other similarly situated companies operating similar businesses and, upon request of a Significant Holder, together with each delivery of financial statements under clause (ii) of paragraph 5A it will deliver an Officers' Certificate specifying the details of such insurance in effect.

     6.   NEGATIVE COVENANTS.

     6A. Current Ratio Requirement. The Company covenants that it will not permit the ratio of consolidated current assets to consolidated current liabilities at any time to be less than l.5 to 1.0.

     6B.  [Intentionally left blank.]

     6C. Lien, Debt and Other Restrictions. The Company covenants that it will not and will not permit any Subsidiary to:

     6C(1). Liens. Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Note in accordance with the provisions of paragraph 5C), except

          (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings,

         (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

        (iii) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or another Subsidiary,

         (iv) Liens securing Debt and existing on any property of any corporation at the time it becomes a Subsidiary, or existing prior to the time of acquisition upon any property acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not expressly assumed by the Company or such Subsidiary, provided that (a) such Lien shall not have been created, incurred or assumed in contemplation of such purchase, merger, consolidation or other event, (b) each such Lien shall be confined solely to the item(s) of property so acquired, (c) the Debt secured by such Lien shall not be renewed, extended or refunded and (d) the aggregate amount of Debt secured by all such Liens at no time exceeds 25% of Consolidated Tangible Net Worth, and

          (v) other Liens securing Debt, provided that the aggregate amount of Debt secured by all such Liens shall at no time exceed 10% of Consolidated Tangible Net Worth, provided that Priority Debt shall at no time exceed the lesser of
(1) 25% of Consolidated Tangible Net Worth and (2) 10% of Consolidated Tangible Net Worth plus Debt described in clause
(iv), above;

     6C(2). Debt. Create, incur, assume or suffer to exist any Debt, except

          (i)  Debt represented by the Notes,

         (ii)  Debt of any Subsidiary to the Company or another
     Subsidiary, and

        (iii) additional Debt of the Company (other than to a Subsidiary) and of Subsidiaries,

provided that (a) Consolidated Funded Debt shall at no time exceed an amount equal to 50% of Tangible Capitalization and (b) Priority Debt shall at no time exceed the lesser of (1) 25% of Consolidated Tangible Net Worth and (2) 10% of Consolidated Tangible Net Worth plus Debt described in clause (iv) of paragraph 6C(1);

     6C(3). Loans, Advances and Investments. Make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except:

          (i) make or permit to remain outstanding loans or advances to any Subsidiary,

         (ii) own, purchase or acquire stock obligations or securities of a Subsidiary or of a Person which immediately after such purchase or acquisition will be a Subsidiary,

        (iii) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary,

         (iv) own, purchase or acquire (a) direct obligations of, or obligations guaranteed by, the United States of America, (b) banker's acceptances, certificates of deposit and repurchase agreements with respect to same, in each case due within one year from the date of purchase issued by a commercial bank located and incorporated in the United States or Canada with capital and surplus of at least $100 million (U.S.) and (c) commercial paper rated P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation and maturing not more than one year from the date of purchase thereof,

          (v) own, purchase or acquire other obligations maturing not more than 90 days from the date of purchase thereof rated "AAA" by Standard and Poor's Corporation or "Aaa" by Moody's Investors Service, Inc.,

         (vi) make or permit to remain outstanding travel and other like advances to officers and employees of the Company or a Subsidiary in the ordinary course of business, and

        (vii) make other loans, advances and investments not to exceed 5% of Consolidated Tangible Net Worth at any time;

     6C(4). Sale of Stock and Debt of Subsidiaries. Sell or otherwise dispose of, or part with control of, any shares of stock or Debt of any Subsidiary, except to the Company or another Subsidiary, and except that all shares of stock and Debt of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Debt so sold; provided that (a) such sale or other disposition is treated as a Transfer of assets of such Subsidiary and is permitted by paragraph 6C(6) and (b) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this paragraph 6C(4));

     6C(5). Merger and Consolidation. Merge or consolidate with or into any other Person, except that:

          (i) any Subsidiary may merge or consolidate with or into the Company, provided that the Company is the continuing or surviving corporation,

         (ii) any Subsidiary may merge or consolidate with or into another Subsidiary provided that no Default or Event of Default exists or would exist immediately after giving effect thereto, and

        (iii) the Company may merge or consolidate with any other corporation, provided that (a) the Company shall be the continuing or surviving corporation, and (b) no Default or Event of Default exists or would exist immediately after giving effect thereto;

     6C(6). Transfer of Assets. Transfer any of its assets except that:

          (i)  any Subsidiary may Transfer assets to the Company,

         (ii) the Company or any Subsidiary may sell inventory in the ordinary course of business, and

        (iii) the Company or any Subsidiary may otherwise Transfer assets, provided that after giving effect thereto
     (a) the Three Year Percentage of Assets Transferred pursuant to this clause (iii) and paragraph 6C(4) shall not exceed 10% and (b) the Three Year Percentage of Earnings Capacity Transferred pursuant to this clause (iii) and paragraph 6C(4) shall not exceed 10%;

     6C(7). Sale or Discount of Receivables. Sell with recourse, pledge, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable;

     6C(8). Related Party Transactions. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise any Related Party; provided that the foregoing shall not prohibit any transaction in the ordinary course of business on terms no less favorable to the Company or a Subsidiary than if no such relationship existed; or

     6C(9). Margin Securities. Permit the aggregate market value of all "margin securities", as defined in paragraph 8I, owned by the Company and its Subsidiaries at any time to be greater than 25% of the value of the consolidated assets of the Company and its Subsidiaries, as determined by any reasonable method.

     7.   EVENTS OF DEFAULT.

     7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount on any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

         (ii) the Company defaults in the payment of any interest on any Note for more than 10 days after the date due; or

        (iii) the Company or any Subsidiary defaults in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event permitting acceleration (or sale to the Company or any Subsidiary) shall occur and be continuing exceeds $1,500,000; or

         (iv) any representation or warranty made by the Company herein or in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

          (v) the Company fails to perform or observe any agreement contained in paragraph 6 hereof; or

         (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer receives written notice thereof; or

        (vii) the Company or any Material Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

       (viii) any decree or order for relief in respect of the Company or any Material Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

         (ix) the Company or any Material Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Material Subsidiary, or of any substantial part of the assets of the Company or any Material Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Material Subsidiary under the Bankruptcy Law of any other jurisdiction; or

          (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Material Subsidiary and the Company or such Material Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

         (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

        (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

       (xiii) one or more final judgments in an aggregate amount in excess of $1,000,000 is rendered against the Company or any Subsidiary and, within 60 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

        (xiv) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $1,000,000;

then (a) if such event is an Event of Default specified in clause
(i) or (ii) of this paragraph 7A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or additional notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any event constituting an Event of Default hereunder, the Required Holder(s) of the Notes of any Series may at its or their option, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of such Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each such Note, without presentment, demand, protest or additional notice of any kind, all of which are hereby waived by the Company.

     7B. Notice of Acceleration. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

     7C. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

     8A. Organization. The Company is a corporation duly organized and existing in good standing under the laws of the State of Wisconsin, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company has and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted. The Company and each Subsidiary is duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of the respective business conducted by it makes such qualification necessary, and the failure to so qualify would have a material adverse effect on the Company and such Subsidiaries taken as a whole.

     8B. Financial Statements. The Company has furnished each Purchaser of the Series A Notes and any Accepted Notes with the following financial statements, identified by a principal financial officer of the Company: (i) consolidated balance sheets of the Company and its Subsidiaries as at the last day in each of the five fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for each such year, reported on by Arthur Andersen & Co. (or, with respect to years subsequent to 1993, by Arthur Andersen & Co. or other independent public accountants of recognized national standing); and (ii) consolidated balance sheets of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 45 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income and cash flows for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and normal year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries for the periods indicated. There has been no material adverse change in the business, condition or operations (financial or otherwise) of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

     8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the elected officers of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, condition or operations of the Company and its Subsidiaries taken as a whole.

     8D. Outstanding Debt. Neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted by paragraph 6C(2). There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

     8E. Title to Properties. The Company has and each of its Subsidiaries has good and marketable title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6C(1). All leases necessary in any material respect for the conduct of the business of the Company and its Subsidiaries taken as a whole are valid and subsisting and are in full force and effect.

     8F. Taxes. The Company has and each of its Subsidiaries has filed all Federal, State and other income tax returns which, to the best knowledge of the elected officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

     8G. Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects the business, property, assets or financial condition of the Company and its Subsidiaries taken as a whole. Upon execution and delivery of that certain amendment letter of even date herewith between the Company and Prudential pertaining to financings closed in 1986 and 1988, neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or any Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except (i) as of the date of this Agreement, as set forth in the agreements listed in Exhibit E attached hereto and (ii) as of any date subsequent to the date of this Agreement, as set forth in the agreements listed in Exhibit E or as theretofore disclosed to Prudential in writing.

     8H. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities of Blue Sky law of any applicable jurisdiction.

     8I. Regulation G, etc. Neither the Company nor any Subsidiary will, directly or indirectly, use any of the proceeds of the sale of the Notes for the purpose, whether immediate, incidental or ultimate, of buying a "margin stock" or of maintaining, reducing or retiring any indebtedness originally incurred to purchase a stock that is currently a "margin stock", or for any other purpose which might constitute any purchase and sale of Notes hereunder a "purpose credit", in each case within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, as amended). The
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
aggregate market value of all "margin securities" owned by the Company and its Subsidiaries does not exceed 25% of the value of the consolidated assets thereof, as determined by any reasonable method. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect.

     8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company or any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation in paragraph 9B as to the source of the funds to be used to pay the purchase price of the Notes to be purchased.

     8K. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

     8L. Environmental Compliance. The Company and its Subsidiaries and all of their respective properties and
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facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

     8M. Investment Company Status. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

     8N. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property, assets or financial condition of the Company and its Subsidiaries taken as a whole and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to any Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

     8O. Hostile Tender Offers. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

     9.   REPRESENTATIONS OF THE PURCHASERS.

     Each Purchaser represents as follows:

     9A. Nature of Purchase. Such Purchaser is not acquiring the Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

     9B. Source of Funds. No part of the funds used by such Purchaser to pay the purchase price of the Notes purchased by such Purchaser hereunder constitutes assets allocated to any separate account maintained by such Purchaser in which any employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser
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to the Company, participates to the extent of 10% or more.  For the purpose of this paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

     10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the text of any paragraph shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

     10A.  Yield-Maintenance Terms.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

     "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4C (any partial prepayment being applied in satisfaction of required payments of principal in inverse order of their scheduled due dates) or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

     "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for
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actively traded U.S. Treasury securities having a constant
maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

     "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     10B.  Other Terms.

     "Acceptance" shall have the meaning specified in paragraph
2B(5).

     "Acceptance Day" shall have the meaning specified in paragraph 2B(5).

     "Acceptance Window" shall have the meaning specified in paragraph 2B(5).

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     "Accepted Note" shall have the meaning specified in
paragraph 2B(5).

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such first Person (excluding, in the case of the Company, any (i) Subsidiary and (ii) any officer or director of the Company or a Subsidiary, solely in his or her capacity as such). A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

     "Authorized Officer" shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, its treasurer, any vice president of the Company designated as an "Authorized Officer" of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential, and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

     "Available Facility Amount" shall have the meaning specified in paragraph 2B(1).

     "Bankruptcy Law" shall have the meaning specified in clause
(viii) of paragraph 7A.

     "Cancellation Date" shall have the meaning specified in paragraph 2B(8)(iii).

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     "Cancellation Fee" shall have the meaning specified in
paragraph 2B(8)(iii).

     "Capitalized Lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

     "Closing Day" shall mean the Series A Closing Day or a
Private Shelf Closing Day, as the case may be.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Confirmation of Acceptance" shall have the meaning specified in paragraph 2B(5).

     "Consolidated Assets" shall mean, as of any time of determination thereof, the total assets of the Company and Subsidiaries determined on a consolidated basis.

     "Consolidated Funded Debt" shall mean, as of any time of determination thereof, the Funded Debt of the Company and Subsidiaries determined on a consolidated basis.

     "Consolidated Net Earnings" shall mean, for any period, the consolidated gross revenues of the Company and its Subsidiaries less all operating and non-operating expenses of the Company and its Subsidiaries including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), any gains resulting from the write-up of assets, any amounts attributable to minority interests, any equity of the Company or any Subsidiary in the unremitted earnings of any corporation which is not a Subsidiary, any earnings of any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise for any period prior to acquisition, undistributed earnings of any Subsidiary to the extent such Subsidiary is not at the time permitted to make or pay dividends, repay intercompany indebtedness or otherwise transfer property or assets to the Company, or any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary.

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
     "Consolidated Tangible Net Worth" shall mean, as of any time of any determination thereof, the excess of (i) the sum of (a) the par value (or value stated on the books of the Company) of the outstanding capital stock of all classes of the Company, plus (or minus in the case of a surplus deficit) (b) the amount of the consolidated surplus, whether capital or earned, of the Company and its Subsidiaries, over (ii) the sum of treasury stock, minority interests, any other contra-equity accounts, unamortized debt discount and expense, goodwill, trademarks, trade names, patents, deferred charges and other intangible assets and any write-up of the value of any assets after January 1, 1994.

     "Current Debt" shall mean, with respect to any Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof, provided that Indebtedness for borrowed money outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Funded Debt and not Current Debt, even though such Indebtedness by its terms matures on demand or within one year from the date of the creation thereof.

     "Debt" shall mean Funded Debt and Current Debt.

     "Delayed Delivery Fee" shall have the meaning specified in paragraph 2B(8)(ii).

     "Environmental Laws" shall mean all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

     "ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended.

     "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any
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
trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

     "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

     "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended.

     "Facility" shall have the meanings specified in paragraph
2B(1).

     "Facility Fee" shall have the meaning specified in paragraph
2B(8)(i).

     "Funded Debt" shall mean (i) with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof and
(ii) Current Debt of the Company and Subsidiaries if during the most recently completed period of four consecutive fiscal quarters the aggregate principal balance of all such Current Debt has not been reduced to zero for a period of sixty consecutive days selected by the Company as a clean down period, in an amount equal to the maximum amount hereof outstanding at any time during such clean down period.

     "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any
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
balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

     "Hedge Treasury Note(s)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

     "Hostile Tender Offer" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

     "Indebtedness" shall mean, with respect to any Person, without duplication, (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, and (iii) all indebtedness of others with respect to which such Person has become liable by way of Guarantee.

     "Issuance Period" shall have the meaning specified in
paragraph 2B(2).
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     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

     "Material Subsidiary" shall mean, as of any time of determination thereof, any Subsidiary (i) whose assets or liabilities constitute five percent or more of the consolidated assets or consolidated liabilities, respectively, of the Company and Subsidiaries or (ii) whose net earnings constituted five percent or more of Consolidated Net Earnings for the then most recently completed fiscal year of the Company.

     "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section
4001(a)(3) of ERISA).

     "Note" and "Notes" shall have the meaning specified in paragraph 1B.

     "Officer's Certificate" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

     "Percentage of Assets Transferred" shall mean, with respect to each asset Transferred pursuant to paragraph 6C(6), the ratio (expressed as a percentage) of (i) the value of such asset (determined as the higher of net book value or market value of such asset on the date of such Transfer) to (ii) Consolidated Assets (determined as of the last day of the fiscal quarter immediately preceding the date of such Transfer).

     "Percentage of Earnings Capacity Transferred" shall mean, with respect to each asset Transferred pursuant to paragraph 6C(6), the ratio (expressed as a percentage) of (i) the net earnings produced by, or attributable to, such asset during the four fiscal quarter period most recently ended prior to the effective date of such Transfer to (ii) Consolidated Net Earnings for such four fiscal quarter period.

     "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "Plan" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been
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
established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated which, together with the Company, is under common control, as described in section 414(b) or (c) of the Code.

     "Priority Debt" shall mean, as of any time of determination thereof, (i) Debt of any Subsidiary, other than Debt owed to the Company or another Subsidiary and (ii) Debt of the Company secured by any Lien.

     "Private Shelf Closing Day" for any Accepted Note shall mean the Business Day specified for the closing of the purchase and sale of such Private Shelf Note in the Request for Purchase of such Private Shelf Note, provided that (i) if the Acceptance Day for such Accepted Note is less than five Business Days after the Company shall have made such Request for Purchase and the Company and the Purchaser which is obligated to purchase such Private Shelf Note agree on an earlier Business Day for such closing, the "Private Shelf Closing Day" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2B(7), the Private Shelf Closing Day for such Accepted Note, for all purposes of this Agreement except paragraph 2B(8)(iii), shall mean the Rescheduled Closing Day with respect to such Closing.

     "Private Shelf Note" and "Private Shelf Notes" shall have the meaning specified in paragraph 1B.

     "Prudential" shall mean The Prudential Insurance Company of
America.

     "Prudential Affiliate" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

     "Purchaser(s)" shall mean Prudential as purchaser of the Series A Notes, and Prudential and each Prudential Affiliate as purchaser of any Private Shelf Note.

     "Related Party" shall mean (i) any Person owning 10% or more of the Company's or (with the exception of the Company) any Subsidiary's Voting Stock, (ii) any Affiliate of the Company, and
(iii) all persons to whom Persons described in clause (i) or (ii) are related by blood, adoption or marriage.

     "Request for Purchase" shall have the meaning specified in paragraph 2B(3).

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     "Required Holder(s)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

     "Rescheduled Closing Day" shall have the meaning specified in paragraph 2B(7).

     "Responsible Officer" shall mean the chief executive officer, chief operating officer, treasurer, chief financial officer or chief accounting officer of the Company, general counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Series" shall have the meaning specified in paragraph 1B.

     "Series A Closing Day" shall have the meaning specified in paragraph 2A.

     "Series A Note" and "Series A Notes" shall have the meaning specified in paragraph 1A.

     "Significant Holder" shall mean (i) Prudential and any other Purchaser, so long as Prudential or such Purchaser shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of any Series of Notes from time to time outstanding.

     "Subsidiary" shall mean any corporation of which greater than 50% of the stock of every class of which, except directors' qualifying shares, shall, at the time of which any determination is being made, be owned by the Company directly or through Subsidiaries.

     "Tangible Capitalization" shall mean, as of any time of determination thereof, the sum of Consolidated Tangible Net Worth and Consolidated Funded Debt.

     "Three Year Percentage of Assets Transferred" shall mean, with respect to any twelve consecutive fiscal quarter period, the sum of the Percentages of Assets Transferred for each asset of the Company and its Subsidiaries that is Transferred during such period.

     "Three Year Percentage of Earnings Capacity Transferred" shall mean, with respect to any twelve consecutive fiscal quarter period, the sum of the Percentages of Earnings Transferred for
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each asset of the Company and its Subsidiaries that is
Transferred during such period.

     "Transfer" shall mean, with respect to any item, the sale, exchange, conveyance, lease, transfer or other disposition of such item.

     "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased under this Agreement.

     "Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     10C. Accounting Principles, Terms and Determinations. All references in this Agreement to "general accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

     11.   MISCELLANEOUS.

     11A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal thereof and Yield-Maintenance Amount, if any, and interest thereon, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit to (i) the account or accounts as specified in the Purchaser Schedule attached hereto (in the case of the Series A Notes), (ii) the account or accounts specified in the applicable Confirmation of Acceptance (in the case of any Private Shelf Note), or (iii) such other account or accounts in the United States as any Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to
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which interest thereon has been paid.  The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as you have made in this paragraph 11A.

     11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and
(ii) the costs and expenses, including attorneys' fees, incurred by each Purchaser or any Transferee in enforcing (or in determining whether or in what manner to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

     11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest or Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver) and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2 and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange.
Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and Yield-Maintenance Amount, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

     11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

     11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     11H. Notices. All written communications provided for hereunder (other than communications provided for under paragraph
2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto (in the case of the Series A Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Private Shelf

Notes), or at such other address as any Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at Banta Corporation, 225 Main Street, Menasha, Wisconsin 54952-8003, Attention: Secretary, or at such other address as the Company shall have specified to the holder of each
Note in writing. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is set forth on the Information Schedule attached hereto or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

     11I. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11J. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     11K. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

     11L. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11M. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal law of the State of Illinois.

     11N. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     11O. Binding Agreement. When this Agreement is executed and delivered by the Company and Prudential, it shall become a binding agreement between the Company and Prudential. This Agreement shall also inure to the benefit of each other Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such other Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.


                              Very truly yours,

                              BANTA CORPORATION



                              By:  _____________________________
                                   Its: Executive Vice President
                                   and Chief Financial Officer



The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA


By: ____________________________
Title: Vice President

                                                              Series A Notes


                                          PURCHASER SCHEDULE

                                           BANTA CORPORATION


                                                                  Aggregate
                                                                  Principal
                                                                  Amount of
                                                                  Notes to be
                                                  Note Denom-     Purchased
                                                    ination(s)

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA       $25,000,000     $25,000,000


(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

    Account No. 050-54-526
    Morgan Guaranty Trust Company of New York
    23 Wall Street
    New York, New York 10015
    (ABA No.:  021-000-238)

    Each such wire transfer shall set forth the name of the Company, a reference to "7.62% Series A Senior
    Notes due May 13, 2009, Security No. !INV4772!", and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)  Address for all notices relating to payments:

    The Prudential Insurance Company of America
    c/o Prudential Capital Group
    Four Gateway Center
    100 Mulberry Street
    Newark, New Jersey  07102

    Attention:  Investment Administration Unit
    Telecopy:   (201) 802-7551

(3) Address for all other communications and notices:

    The Prudential Insurance Company of America
    c/o Prudential Capital Group
    Two Prudential Plaza
    Suite 5600
    Chicago, Illinois  60601

    Attention:  Managing Director
    Telecopy:   (312) 540-4222

(4)  Recipient of telephonic prepayment notices:

     Manager, Asset Management Unit
     Telephone: (201) 802-6429
     Telecopy:  (201) 802-7551

(5)   Tax Identification No.:  22-1211670

















































                           INFORMATION SCHEDULE


                    Authorized Officers for Prudential


Allen A. Weaver                         P. Scott von Fischer
Managing Director                       Senior Vice President
Prudential Capital Group                Prudential Capital Group
Two Prudential Plaza                    Two Prudential Plaza
Suite 5600                              Suite 5600
Chicago, Illinois  60601                Chicago, Illinois 60601

Telephone:  (312) 540-4211              Telephone: (312) 540-4225
Facsimile:   (312) 540-4222             Facsimile: (312) 540-4222


Mark A. Hoffmeister                     Leonard H. Lillard IV
Vice President                          Vice President
Prudential Capital Group                Prudential Capital Group
Two Prudential Plaza                    Two Prudential Plaza
Suite 5600                              Suite 5600
Chicago, Illinois  60601                Chicago, Illinois 60601

Telephone:  (312) 540-4215              Telephone: (312) 540-4216
Facsimile:   (312) 540-4222             Facsimile: (312) 540-4222


Jeffrey L. Dickson                      Senior Vice President
Vice President                          Central Credit
Prudential Capital Group                Prudential Capital Group
Two Prudential Plaza                    Four Gateway Center
Suite 5600                              100 Mulberry Street
Chicago, Illinois   60601               Newark, New Jersey  07102

Telephone: (312) 540-4214               Telephone: (201) 802-6429
Facsimile:  (312) 540-4222              Facsimile: (201) 624-6432


                    Authorized Officers for the Company


Each of the officers listed in the definition of "Authorized
Officer".

Banta Corporation
225 Main Street
Menasha, Wisconsin  54952-8003

Telephone: (414) 751-7777
Facsimile:  (414) 751-7792

                                                      EXHIBIT A-1



                          [FORM OF SERIES A NOTE]


                             BANTA CORPORATION


                7.62% SENIOR SERIES A NOTE DUE MAY 13, 2009



No. A-__                                                 [Date]
$


     FOR VALUE RECEIVED, the undersigned, Banta Corporation (herein called the "Company"), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to _____________________________________, or registered assigns, the principal sum of _______________________ DOLLARS on May 13, 2009, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 7.62% per annum from the date hereof, payable quarterly on the thirteenth day of February, May, August and November in each year, commencing with the February 13, May 13, August 13 or November 13 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount (as defined in the Agreement) and any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.62% or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

     Payments of principal, Yield Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of May 12, 1994 (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate (as defined in the Agreement) which becomes party thereto, on the other hand, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, in certain cases without Yield Maintenance Amount and in other cases with Yield Maintenance Amount as specified in the Agreement.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     The Company agrees to make prepayments of principal of this Note on the dates and in the amounts specified in the Agreement. This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

     In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     This Note is intended to be performed in the State of Illinois and shall be construed and enforced in accordance with the internal law of such State.





                                   BANTA CORPORATION




                                   By:  _____________________
                                   Title: ___________________

                                                  EXHIBIT A-2



                       [FORM OF PRIVATE SHELF NOTE]



                             BANTA CORPORATION

                               SENIOR NOTE
                                SERIES ____


No.
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:



     FOR VALUE RECEIVED, the undersigned, Banta Corporation (herein called the "Company"), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to ________________________, or registered assigns, the principal sum of _________________________________
DOLLARS [on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and
(b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount (as defined in the Agreement) and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% plus the Interest Rate specified above or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

     Payments of principal, Yield Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of May 12, 1994 (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate (as defined in the Agreement) which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

     This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     This Note is intended to be performed in the State of Illinois and shall be construed and enforced in accordance with the internal law of such State.




                                   BANTA CORPORATION




                                   By: _____________________
                                   Title: __________________

                                                                  EXHIBIT B



                      [FORM OF REQUEST FOR PURCHASE]


                             Banta Corporation


     Reference is made to the Note Purchase and Private Shelf Agreement (the "Agreement"), dated as of May 12, 1994 between Banta Corporation (the "Company"), on the one hand, and The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate which becomes party thereto, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

     Pursuant to Paragraph 2B(3) of the Agreement, the Company hereby makes the following Request for Purchase:


     1.   Aggregate principal amount of
          the Notes covered hereby
          (the "Notes")  ...................  $


     2.   Individual specifications of the Notes:

                               Principal
                 Final         Prepayment         Interest
Principal        Maturity      Dates and          Payment
Amount  *        Date   **     Amounts   **       Period






     3.   Use of proceeds of the Notes:


     4. Proposed day for the closing of the purchase and sale of the Notes:






________________________

*    Minimum principal amount of $5,000,000
** See paragraph 1B of the Agreement for maturity and average life parameters.

     5. The purchase price of the Notes is to be transferred to:


 Name, Address                                Name and
 and ABA Routing           Number of          Telephone No.
 Number of Bank            Account            of Bank Officer









     6. The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase except to the extent of changes caused by the transactions contemplated in the Agreement and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.


     7. The fee to be paid pursuant to paragraph 2B(8)(i) of the Agreement [should be included in the rate quotes which may be provided by Prudential] [will be paid by the Company on the closing date].








Dated:                        Banta Corporation




                              By:
                                  Authorized Officer

                                                  EXHIBIT C



                   [FORM OF CONFIRMATION OF ACCEPTANCE]


                             BANTA CORPORATION


     Reference is made to the Note Purchase and Private Shelf Agreement (the "Agreement"), dated as of May 12, 1994 between Banta Corporation (the "Company"), on the one hand, and The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate which becomes party thereto, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

     Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2B(5) and 2B(7) of the Agreement relating to the purchase and sale of such Notes and by the provisions of the penultimate sentence of paragraph 11A of the Agreement.

     Pursuant to paragraph 2B(5) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:


I.    Accepted Notes:  Aggregate principal
       amount $__________________


          (A) (a) Name of Purchaser:
              (b) Principal amount:
              (c) Final maturity date:
              (d) Principal prepayment dates and amounts:
              (e) Interest rate:
              (f) Interest payment period:
              (g) Payment and notice instructions: As set forth
                   on attached Purchaser Schedule

          (B) (a) Name of Purchaser:
              (b) Principal amount:
              (c) Final maturity date:
              (d) Principal prepayment dates and amounts:
              (e) Interest rate:
              (f) Interest payment period:
              (g) Payment and notice instructions: As set forth
                   on attached Purchaser Schedule


     [(C), (D)..... same information as above with respect to any additional Purchasers.]

II.  Closing Day:





Dated:                        BANTA CORPORATION



                              By:
                              Title:



                              [THE PRUDENTIAL INSURANCE
                                COMPANY OF AMERICA]



                              By:
                                  Vice President



                              [PRUDENTIAL AFFILIATE]



                              By:
                                  Vice President

                                                      EXHIBIT D-1

                  [FORM OF OPINION OF COMPANY'S COUNSEL]



                                                               May 12, 1994


The Prudential Insurance Company of America
c/o Prudential Capital Group
Two Prudential Plaza
Suite 5600
Chicago, Illinois 60601


Dear Sirs:

     As general counsel of Banta Corporation (the "Company"), I am familiar with the Note Purchase and Private Shelf Agreement, dated as of May 12, 1994 between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes party thereto, on the other hand, (the "Agreement"), pursuant to which the Company has issued to you today its 7.62% Senior Series A Notes in the aggregate principal amount of $25,000,000 (the "Notes"). Terms used and not otherwise defined herein have the respective meanings specified in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(1) of the Agreement and with the understanding you are purchasing the Notes in reliance on the opinions expressed herein.

     In this connection, I have examined such certificates of public officials, certificates of officers of the Company and copies certified to my satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as I have deemed relevant and necessary as a basis for my opinion hereinafter set forth. I have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, I have also relied upon the representation made by you in paragraph 9A of the Agreement.

     Based on the foregoing, it is my opinion that:

     1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Wisconsin. Each Material Subsidiary is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation. The Company has, and each Material Subsidiary has, the corporate power to carry on its business as now being conducted.

     2. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

     4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of regulation G, T or X of the Board of Governors of the Federal
Reserve System.

     5. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the articles of incorporation or by-laws of the Company, any agreement listed in Exhibit E to the Agreement or which the Company has filed with the Securities and Exchange Commission, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or any instrument, order, judgment or decree to which the Company or any of its Subsidiaries is a party or otherwise subject.



                              Very truly yours,

                                                                EXHIBIT D-2


                  [FORM OF OPINION OF COMPANY'S COUNSEL]



                                                          [Date of Closing]



[Name(s) and address(es) of
 purchaser(s)]



Dear Sirs:

     As general counsel of Banta Corporation (the "Company"), I am familiar with the Note Purchase and Private Shelf Agreement, dated as of May 12, 1994 between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes party thereto, on the other hand, (the "Agreement"), pursuant to which the Company has issued to you today Series ___ Private Shelf Notes of the Company in the aggregate principal amount of $____________ (the "Notes"). Terms used and not otherwise defined herein have the respective meanings specified in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(2) of the Agreement and with the understanding you are purchasing the Notes in reliance on the opinions expressed herein.

     In this connection, I have examined such certificates of public officials, certificates of officers of the Company and copies certified to my satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as I have deemed relevant and necessary as a basis for my opinion hereinafter set forth. I have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, I have also relied upon the representation made by you in paragraph 9A of the Agreement.

     Based on the foregoing, it is my opinion that:

     1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Wisconsin. Each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation. The Company has, and each Subsidiary has, the corporate power to carry on its business as now being conducted.

     2. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

     4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of regulation G, T or X of the Board of Governors of the Federal
Reserve System.

     5. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the articles of incorporation or by-laws of the Company, any agreement listed in Exhibit E to the Agreement or which the Company has filed with the Securities and Exchange Commission, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or any instrument, order, judgment or decree to which the Company or any of its Subsidiaries is a party or otherwise subject.



                              Very truly yours,

                                                                  EXHIBIT E


                             BANTA CORPORATION
                     LIST OF AGREEMENTS LIMITING DEBT




Guaranty of Banta Harrisonburg Industrial Development Revenue Bond Series of
     1973, as amended


Agreement dated December 9, 1986, as amended, related to the issuance of 8.58% Promissory Notes which were purchased by Prudential Insurance Company of America and Aid Association for Lutherans


Agreement dated June 24, 1988, as amended, related to the issuance of 10.11%
     Promissory Note which was purchased by Prudential Insurance Company of America


Agreement dated July 17, 1990, as amended, related to the issuance of 9.53%
     Promissory Note which was purchased by Aid Association for Lutherans